AMENDMENT TO FIRST SUPPLEMENTAL INDENTURE AMENDMENT TO FIRST SUPPLEMENTAL INDENTURE, dated as of October 12, 2018 (“Amendment”), to the First Supplemental Indenture (as defined below), which supplemented the Base Indenture (as defined below), between Conifer Holdings, Inc., a Michigan corporation, as issuer (the “Company”), and Wilmington Trust, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”). WHEREAS, the Company has executed and delivered to the Trustee that certain Indenture, dated as of September 24, 2018 (the “Base Indenture”) and that certain First Supplemental Indenture, dated as of September 24, 2018 (“First Supplemental Indenture” and, together with the Base Indenture and this Amendment, the “Indenture”), providing for the issuance from time to time of its senior unsecured notes to be issued in one or more series (the “Securities”); WHEREAS, the Company has duly authorized and caused to be established, pursuant to the terms of the Base Indenture and the First Supplemental Indenture, a new series of its Securities designated as its 6.75% Senior Unsecured Notes due 2023 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof are set forth as provided in the Base Indenture and the First Supplemental Indenture; WHEREAS, the Company issued $22,000,000 in aggregate principal amount of Notes on September 24, 2018; WHEREAS, the Company has duly authorized and desires to cause, pursuant to the terms of the Base Indenture and the First Supplemental Indenture, as amended by this Amendment, an additional $3,300,000 in aggregate principal amount of Notes (132,000 units of $25 each) (the “Additional Notes”) to be issued in connection with the exercise by the underwriters of their over-allotment option; WHEREAS, the Company has requested that the Trustee execute and deliver this Amendment, and all requirements necessary to make this Amendment a valid instrument in accordance with its terms, and to make the Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Amendment enforceable in accordance with its terms, and the execution and delivery of this Amendment have been duly authorized in all respects. NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party, that the First Supplemental Indenture is hereby amended, to the extent expressed herein, as follows: 1. Section 1.02(b) of the First Supplemental Indenture is hereby amended by deleting the same in its entirety and by inserting in lieu thereof the following new Section 1.02(b): (b) There are to be authenticated and delivered the Senior Notes, initially limited in aggregate principal amount to $25,300,000 (1,012,000 units of $25 each), and no further Senior Notes shall be authenticated and delivered except as provided by Sections 2.04, 3.06, 3.07, 3.10 or 11.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes (except that if any such additional Senior Notes are not fungible with the Senior Notes initially issued hereunder for U.S. federal income tax purposes or U.S. securities law purposes, such additional Senior Notes shall have a separate CUSIP number), except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. The Senior Notes shall be issued in fully registered form. 2. All references to “$22,000,000,” “A-1” and “880,000” in Exhibit A to the First Supplemental Indenture are hereby amended by deleting such references and replacing same with “____.” 3. The other terms and provisions of the First Supplemental Indenture shall not be affected by this Amendment, and the First Supplemental Indenture shall continue in full force and effect as amended hereby. 4. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. 5. The Trustee makes no representation as to the validity or sufficiency of this Amendment other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee. Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to First Supplemental Indenture to be duly executed as of the day and year first above written. CONIFER HOLDINGS. INC. as Issuer By: /s/ Brian J. Roney Name: Brian J. Roney Title: President WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee By: /Michael H. Wass Name: Michael H. Wass Title: Senior Vice President